EXHIBIT C

LETTER OF TRANSMITTAL

Regarding

Interests

in

BLUE ROCK MARKET NEUTRAL FUND, LLC

Tendered Pursuant to the Offer to Purchase

Dated December 28, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,

ON JANUARY 26, 2012, UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

JD Clark & Company

2225 Washington Blvd.,

Suite 300

Ogden, UT 84401

Attn: Jill Calton, Tender Offer Administrator

For additional information:

Phone: (801) 866-0535

Fax: (801) 737-8080

Blue Rock Market Neutral Fund, LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Blue Rock Market Neutral Fund, LLC (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the limited liability company interest in the Fund (“Interest” or “Interests” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated December 28, 2011 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby.

A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund.

The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of the funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of March 31, 2012 or, if the Offer is extended, approximately 65 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2012, the Fund’s fiscal year end, and will be paid promptly thereafter.

Blue Rock Market Neutral Fund, LLC

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

JD Clark & Company, 2225 Washington Blvd., Suite 300, Ogden, UT 84401, Attn: Jill Calton, Tender Offer Administrator.

For additional information: Phone: (801) 866-0535 Fax: (801) 737-8080.

PART 1. NAME AND ADDRESS:

Name of Member: ____________________________________________________________________

Social Security No.
or Taxpayer
Identification No.: ____________________________________________________________________

Telephone Number: (______)____________________________________________________________

PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND BEING TENDERED:

☐	Entire limited liability company interest.

☐	Portion of limited liability company interest expressed as a specific dollar value. (A minimum interest with a value greater than: $500,000, or such other amount as is determined by the Board of Managers, must be maintained in the Fund (the “Required Minimum Balance”).)

$ ____________________

☐	Portion of limited liability company interest in excess of the Required Minimum Balance.

*	The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned’s capital account balance to fall below the Required Minimum Balance, the Fund may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

Blue Rock Market Neutral Fund, LLC

PART 3. PAYMENT.

Cash Payment

Cash Payments shall be wire transferred to the following account:

__________________________________________________

            Name of Bank

__________________________________________________

            Address of Bank

__________________________________________________

            ABA Number

__________________________________________________

            Account Number

__________________________________________________

Name Under Which Account Is Held

Promissory Note

The promissory note reflecting both the initial and contingent payment portion of the purchase price, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

Blue Rock Market Neutral Fund, LLC

PART 4. SIGNATURE(S).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor
(Signature of Owner(s) Exactly as Appeared
on Subscription Agreement)

Print Name of Investor	Signature
(Signature of Owner(s) Exactly as Appeared
on Subscription Agreement)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as Appeared
on Subscription Agreement)

Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as Appeared
on Subscription Agreement)

Print Name and Title of Co-signatory

Date: _________